Exhibit 99.2

                          NOTICE OF GUARANTEED DELIVERY
                                       FOR
               9 1/2% SENIOR SUBORDINATED NOTES DUE MARCH 15, 2009
                                       OF
                             AMC ENTERTAINMENT INC.


         As set forth in the Prospectus, dated July __, 1997 (the "Prospectus"), of AMC Entertainment Inc. (the "Company") in the section entitled "The Exchange Offer --Procedures for Tendering", and in the accompanying Letter of Transmittal and instructions thereto (the "Letter of Transmittal"), this form or one substantially equivalent hereto must be used to accept the Company's exchange offer (the "Exchange Offer") to purchase all of its outstanding 9 1/2% Senior Subordinated Notes due March 15, 2009 (the "Old Notes") if (i) certificates representing the Old Notes to be tendered for purchase and payment are not lost but are not immediately available or (ii) time will not permit the Letter of Transmittal, certificates representing such Old Notes or other required documents to reach the Exchange Agent prior to the Expiration Date. This form may be delivered by an Eligible Institution by mail or hand delivery or transmitted, via telegram, telex or facsimile, to the Exchange Agent as set forth below. All capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Prospectus.


THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON AUGUST __, 1997 UNLESS THE OFFER IS EXTENDED (THE "EXPIRATION DATE"). TENDERS OF OLD NOTES MAY BE WITHDRAWN AT ANY TIME PRIOR TO 5:00 P.M. ON THE BUSINESS DAY PRIOR TO THE EXPIRATION DATE.
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                               The Exchange Agent:

                              THE BANK OF NEW YORK

      By Mail:                  By Facsimile:      By Hand or Overnight Courier:
The Bank of New York            (212) 571-3080         The Bank of New York
101 Barclay Street, 7 East                           101 Barclay Street, 7 East
New York, NY 10286          Confirm by Telephone:       New York, NY 10286
Attention: Arwen Gibbons                              Attention: Arwen Gibbons
  Reorganization Section        (212) 815-5920         Reorganization Section


         DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION VIA TELEGRAM, TELEX OR FACSIMILE, OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

         This form is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

         The undersigned hereby tender(s) to the Company, upon the terms and subject to the conditions set forth in the Exchange Offer and the Letter of Transmittal, receipt of which is hereby acknowledged, the aggregate principal amount of Old Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus (and Letter of Transmittal).

         The undersigned understands that tenders of Old Notes will be accepted only in principal amounts equal to $1,000 or integral multiples thereof. The undersigned understands that tenders of Old Notes pursuant to the Exchange Offer may not be withdrawn after 5:00 p.m., New York City time on the Business Day prior to the Expiration Date. Tenders of Old Notes may also be withdrawn if the Exchange Offer is terminated without any such Old Notes being purchased thereunder or as otherwise provided in the Prospectus.

         All authority herein conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death or incapacity of the undersigned and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.

                            PLEASE SIGN AND COMPLETE


Signature(s) of Registered Owner(s)             Name(s) of Registered Holder(s):
or Authorized Signatory:




Principal Amount of Old Notes Tendered:         Address:



Certificate No(s). of Old Notes                 Area Code and Telephone No.:
(if available):                                 If Old Notes will be delivered
                                                by book-entry transfer at
                                                The Depository Trust Company,
                                                insert, Depository Account
                                                No.:
Date:


This Notice of Guaranteed Delivery must be signed by the registered holder(s) of Old Notes exactly as its (their) name(s) appear on certificates for Old Notes or on a security position listing as the owner of Old Notes, or by person(s) authorized to become registered Holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information.

                      Please print name(s) and address(es)

Name(s):



Capacity:

Address(es):



Do not send old notes with this form. Notes should be sent to the Exchange Agent together with a properly completed and duly executed Letter of Transmittal.

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                                    GUARANTEE
                    (Not to be used for signature guarantee)


         The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or a correspondent in the United States, hereby (a) represents that each holder of Old Notes on whose behalf this tender is being made "own(s)" the Old Notes covered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended,
(b) represents that such tender of Old Notes complies with such Rule 14e-4, and
(c) guarantees that, within five New York Stock Exchange trading days from the date of this Notice of Guaranteed Delivery, a properly completed and duly executed Letter of Transmittal (or a facsimile thereof), together with certificates representing the Old Notes covered hereby in proper form for transfer (or confirmation of the book-entry transfer of such Old Notes into the Exchange Agent's account at The Depository Trust Company, pursuant to the procedure for book-entry transfer set forth in the Prospectus) and required documents will be deposited by the undersigned with the Exchange Agent.

         The undersigned acknowledges that it must deliver the Letter of Transmittal and Old Notes tendered hereby to the Exchange Agent within the time period set forth above and that failure to do so could result in financial loss to the undersigned.

Name of Firm:
                                                  Authorized Signature

Address:                                Name:

                                        Title:

Area Code and Telephone No.:            Date:

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